Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-107661, 333-178051, 333-181419, 333-211415, 333-239331, 333-253317, 333-281146 and 333-283268) on Form S-8 and (No. 333-277334) on Form S-3 of our reports dated February 24, 2025, with respect to the consolidated financial statements of Markel Group Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Richmond, Virginia
February 24, 2025